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                                                                  EXHIBIT 10.21


FIRST AMENDMENT TO EMPLOYMENT AGREEMENT BETWEEN SPENCER J. ANGEL ("EXECUTIVE") AND CONTINUCARE CORPORATION (F/K/A ZANART ENTERTAINMENT INCORPORATED) (HEREINAFTER THE "COMPANY"), ENTERED INTO AS OF THE 1ST DAY OF NOVEMBER, 1999

         In consideration of the sum of $1 and other good and valuable consideration the receipt of which is hereby acknowledged, the employment agreement between the Company and the Executive dated as of July 12, 1999 is hereby amended effective as of the date hereof as follows:

1. Paragraph 1.2 of the Agreement is hereby amended to read as follows:

                  "1.2. DUTIES OF EXECUTIVE. During the term of this Agreement, the Executive shall serve as a member of the Board and President of the Company, shall diligently perform all services as may be assigned to him by the Board, and shall exercise such power and authority as may from time to time be delegated to him by the Board. The Executive shall devote substantially all of his business time and attention to the business and affairs of the Company, render such services to the best of his ability, and use his best efforts to promote the interests of the Company."

2. Paragraph 3.1 of the Agreement is hereby amended to read as follows:

                  "3.1 BASE SALARY. The Executive shall receive a base salary at the annual rate of Two Hundred Fifty Thousand Dollars ($250,000) (the "Base Salary") during the Term of this Agreement, with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes."

3. Paragraph 3.2 of the Agreement is hereby amended to read as follows:

                  "3.2. BONUS. For each fiscal year of the Executive employment commencing with the fiscal year commencing July 1, 1999, the Executive shall receive a bonus (the "Bonus") equal to seven (7.0%) percent of the Company's EBITDA in excess of $3 million for said fiscal year as determined by the Company's regular auditors, which amount shall be payable as soon as practicable following such determination; provided, that if this Agreement is terminated earlier as set forth herein, then the Executive shall be entitled to receive the amount of the Bonus which has not been theretofore paid at the time of such termination. The Executive shall also be eligible to receive a bonus in an amount determined by the majority vote of all members of the Company's Board of Directors, based upon the Company's operating results, financial condition, prospects and intended utilization of earnings, if any."

4. Paragraph 4.4 of the Agreement is hereby amended to read as follows:

                  "4.4 AUTOMOBILE LIVING ALLOWANCE. The Executive shall be entitled to an automobile allowance of $750 per month.


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.
                                      CONTINUCARE CORPORATION


                                      By:   /s/ CHARLES M. FERNANDEZ
                                         ---------------------------------------
                                            Charles M. Fernandez, President


                                      By:   /s/ SPENCER J. ANGEL
                                         ---------------------------------------
                                            Spencer J. Angel